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Exhibit 10.1

VENDINGDATA CORPORATION
(FORMERLY CASINOVATIONS INCORPORATED)

AMENDED AND RESTATED
1999 DIRECTORS' STOCK OPTION PLAN
AS APPROVED BY THE BOARD OF DIRECTORS ON
JULY 15, 2003 AND SEPTEMBER 9, 2003 AND AS ORIGINALLY ADOPTED
ON SEPTEMBER 13, 1999

1.     PURPOSE

        The Amended and Restated 1999 Directors' Stock Option Plan (the "Plan") of VendingData Corporation, a Nevada corporation (the "Company") is intended to promote the interests of the Company by encouraging members of the Board of Directors of the Company (the "Board") who are not employed as regular salaried officers or employees of the Company (hereinafter referred to as "Non-Employee Directors" or "Optionees") the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long-term view of the affairs of the Company; to attract and retain new, top-notch Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to the Company.

2.     ADMINISTRATION

        The Plan shall be administrated by a Committee (the "Committee") of not less than two directors of the Company selected by, and serving at the pleasure of, the Board. If no committee has been appointed, a reference to "Committee" shall be deemed to refer to the Board. The Committee shall not have any discretion to determine or vary any matters that are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of the Company's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, and what means of payment shall be acceptable.

        The Committee shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

        The Committee's decisions under the Plan shall be subject to the approval of the Board.

3.     ELIGIBILITY

        Only Non-Employee Directors of the Company will be eligible to be granted awards.

4.     STOCK SUBJECT TO THE PLAN

        The stock from which awards may be granted shall be the Company's, $.001 par value, common stock ("Common Stock"). When options are exercised, the Company may either issue authorized but unissued shares of Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 300,000. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

5.     GRANT AND AMOUNT OF OPTIONS

        The date of the initial grant for a Non-Employee Director commencing his or her term shall be the date that he or she is elected to the Board by the stockholders at any special or annual meeting.

Beginning on January 1, 2004, the initial option grant shall be to purchase 10,000 shares of Common Stock (subject to adjustment pursuant to Section 7).

        All annual awards of options shall be granted in January, of each year, with the first annual grant effective January 1, 1999. Beginning in 2004, annual grants will be made, on the date of the annual or special meeting of stockholders at which directors are elected, to purchase 10,000 shares of Common Stock (subject to adjustment pursuant to Section 7).

        In addition, subject to stockholder ratification, the Board is permitted and authorized to provide all Non-Employee Directors currently serving on the Board as of September 9, 2003 a one-time grant to purchase 50,000 shares of Common Stock for a five-year term effective as of September 9, 2003 (subject to adjustment pursuant to Section 7).

6.     TERMS AND CONDITIONS OF OPTIONS

        Options shall be designated non-qualified options or not qualified as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions.

  6.1.    Option Price

        The option price shall be 100% of the fair market value of the Common Stock granted under the option on the date of grant. For purposes of this section, the fair market value per share shall be (a) the last reported sale price of the Common Stock on the NASDAQ National Market System, or on such other stock exchange that the Common Stock may be listed from time-to-time, (the "Reported Price") that day or, if no sale of Common Stock is recorded on that day, then on the next preceding day on which there was such a sale or (b) if the Common Stock is not listed on NASDAQ National Market System or on any other stock exchange, the fair market value as determined by the Board or a committee designated by the Board (the "Option Price"). The Option Price shall be paid (x) in cash, (y) in shares of Common Stock having a fair market value equal to such option price or (z) in a combination of cash and Common Stock. The fair market value of shares of Common Stock delivered to the Company pursuant to the immediately preceding sentence shall be determined on the basis of the Reported Price on the day of exercise or, if there was no such sale on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

  6.2.    Exercise and Term of Options

        Each option shall be exercisable, and shall vest in full, six months and one day following the later of either the date of grant or stockholder approval of the Plan.

        Except in special circumstances, each option shall expire the later of the tenth anniversary of the date of its grant or three months after the Optionee ceases to serve as a member of the Board.

        After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. After becoming exercisable, an option may be exercised by the Optionee from time-to-time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

        Upon the exercise of a stock option, the purchase price will be payable in full in cash or its equivalent in property acceptable to the Company. In the discretion of the Committee, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the purchase price. Any shares of Common Stock so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at fair market value on the exercise date. Upon the exercise of a non-qualified stock option, the Optionee may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Optionee the number of shares necessary to satisfy the Company's obligation to withhold federal taxes, such determination to be based on the shares' fair market value on the date of exercise, (b) deliver to the Company sufficient shares of Common Stock to satisfy the Company's withholding obligations, based on the shares' fair market value as of the date of exercise, or (c) deliver sufficient cash to the Company to satisfy its federal tax withholding obligations. Optionees who elect to use the stock withholding feature must make that election at the time and in the manner prescribed by the Committee.

  6.3.    Termination of Directorship

        If an Optionee ceases, other than by reason of death or retirement after attaining the age of 72 years, to be elected to serve on the Board, all options granted to such Optionee and exercisable on the date of termination of directorship shall expire on the earlier of (i) the tenth anniversary after the date of grant (ii) three months after the day such Optionee's term ends or (iii) as otherwise extended by the Board in its sole discretion.

  6.4.    Exercise upon Death of Optionee

        If an Optionee dies, the option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of such death, if any, by the Optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of such Optionee's death. On the earlier of such dates, the option shall terminate. The Committee may approve all cash payments to the estate of an Optionee if circumstances warrant such a decision.

  6.5.    Exercise upon Retirement of Optionee

        If an Optionee retires from the Board after attaining the age of 72 years, the option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of such retirement, if any. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of such Optionee's retirement. On the earlier of such dates, the option shall terminate.

  6.6.    Assignability

        No option or other right under the Plan will be assignable or transferable by any Optionee except by will or the laws of descent and distribution, and no option shall be exercisable except by the Optionee or the Optionee's legal representative.

                (a)    A stock option shall not be assigned, alienated, pledged, attached, sold, transferred or encumbered by an Optionee other than by will or by the laws of descent and distribution, or, (i) by transfer without consideration by an Optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Optionees who are directors or executive officers of the Company), to

            (1)    a member of his or her Immediate Family (as defined below),

            (2)    a trust solely for the benefit of the Optionee and his or her Immediate Family, or

            (3)    a partnership, limited-liability company or corporation whose only partners, members or stockholders are the Optionee and/or his or her Immediate Family Members;

    (each transferee described in (i) is hereafter referred to as a "Permitted Transferee"), provided that the Committee is notified in advance in writing of the terms and conditions of any proposed transfer intended to be described in (i), and it determines that the proposed transfer complies with the requirements of the Plan and the applicable option agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (i) shall be void and unenforceable against the Company. For purposes of the Plan, "Immediate Family" means, with respect to a particular Optionee, the Optionee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

                (b)    The terms of the stock option shall apply to the beneficiaries, executors and administrators of the Optionee and of the Permitted Transferees of the Optionee (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not transfer any stock option other than by will or by the laws of descent and distribution.

                (c)    A stock option shall be exercised only by the Optionee (or his or her attorney-in-fact or guardian) (including, in the case of a transferred option, by a Permitted Transferee), or, in the case of the Optionee's death, by the Optionee's executor or administrator (including, in the case of a transferred option, by the executor or administrator of the Permitted Transferee), and no shares of Common Stock shall be issued by the Company unless the exercise of a stock option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Committee to provide for such payment.

7.     CAPITAL ADJUSTMENTS

        If the outstanding shares of Common Stock (or shares or securities substituted therefore) are converted into or exchanged for a different number or kind of shares of the Company or other securities of the Company or any other corporation by reason of stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the Committee, in its absolute discretion and on such terms and conditions as it deems appropriate, may make an appropriate and equitable adjustment in the number, option price and kind of shares or other securities covered by all outstanding options or reserved for issuance under the Plan. If the Company is the surviving corporation in any merger or consolidation, any option shall thereafter be exercisable for the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled after the merger or consolidation.

8.     CHANGE OF CONTROL

        Notwithstanding the provisions of Section 7, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of the Plan, a "Change of Control" of the Company shall be deemed to have occurred at such time as (a) any "person" (as term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), with the exception of James E. Crabbe, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25.0% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or (c) a merger, consolidation or sale of all or substantially all the assets of the Company occurs, unless such merger or consolidation shall have been affirmatively recommended to the

Company's stockholders by a majority of the Incumbent Board; or (d) a proxy statement is distributed soliciting proxies from stockholders of the Company by someone other than the current management of the Company seeking stockholder approval of a plan or reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the Company's securities are actually exchanged for or converted into cash or property or securities not issued by the Company unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Company's stockholders by a majority of the Incumbent Board.

9.     APPROVALS

        The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from the Nevada Gaming Commission, if any, and upon obtaining stockholder approval of the Plan.

10.   EFFECTIVE DATE OF PLAN

        The effective date of the Plan is September 9, 2003. The Plan will become effective as of that date provided that, in accordance with Section 11, the Plan receives the approval of the holders of a majority of the outstanding shares of Common Stock at the Company's 2004 Annual Meeting of Stockholders.

11.   TERM; AMENDMENT OF PLAN

        This Plan shall expire on December 31, 2009 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time; provided, however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Section 6.1 pertaining to the option price of the Common Stock under option shall not be amended more than once every six months other than to comport with changes in the Code or the regulations promulgated thereunder. Further provided, however, that without the approval of the holders of a majority of shares of outstanding Common Stock; the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended, and no change may be made which would cause the Plan not to comply with Rule 16b-3 under the Exchange Act, as amended from time to time. No action of the Board or stockholders, however, may, without the consent of an Optionee, alter or impair such Optionee's rights under any option previously granted.

12.   WITHHOLDING TAXES

        The Company shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock under the Plan. Whenever, under the Plan, shares of Common Stock are to be delivered pursuant to the exercise of an option, the Committee shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

13.   PLAN NOT A TRUST

        Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any

Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Optionee, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Optionee. If, and to the extent that, any Optionee or such Optionee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.   NOTICES

        Each Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, shares of Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

15.   SEPARABILITY OF PROVISIONS

        If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.   PAYMENT TO MINORS, ETC.

        Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

17.   HEADINGS AND CAPTIONS

        The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.   CONTROLLING LAW

        This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

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VENDINGDATA CORPORATION (FORMERLY CASINOVATIONS INCORPORATED)
AMENDED AND RESTATED 1999 DIRECTORS' STOCK OPTION PLAN AS APPROVED BY THE BOARD OF DIRECTORS ON JULY 15, 2003 AND SEPTEMBER 9, 2003 AND AS ORIGINALLY ADOPTED ON SEPTEMBER 13, 1999